                                                                   EXHIBIT 4.2

                      VOTING AND EXCHANGE TRUST AGREEMENT

        MEMORANDUM OF AGREEMENT made as of the 6th day of July, 1999.

B E T W E E N:
                         JDS UNIPHASE CANADA LTD.,
                         a corporation existing under the laws of  Canada,
                         (hereinafter referred to as "Exchangeco"),

                                             OF THE FIRST PART,
                         - and -
                         JDS UNIPHASE CORPORATION,
                         a corporation existing under the laws of  the State of
                         Delaware, (hereinafter referred to as "JDS  Uniphase"),

                                             OF THE SECOND PART,
                         - and -
                         CIBC MELLON TRUST COMPANY, a trust company
                         incorporated under the  laws of Canada, (hereinafter
                         referred to as "Trustee"),

                                             OF THE THIRD PART.
        WHEREAS pursuant to a merger agreement (the "Merger Agreement")
dated as of January 28, 1999 and amended and restated as of April 29,
1999 among Uniphase Corporation, Exchangeco and JDS FITEL Inc. ("JDS")
and the plan of arrangement (the "Plan of Arrangement") contemplated by the Merger Agreement, Exchangeco has issued Class B non-voting preference shares ("Class B Non-Voting Preference Shares") to certain direct or indirect holders of common shares of JDS;

        AND WHEREAS pursuant to the Merger Agreement and the Plan of
Arrangement, Exchangeco is to issue exchangeable shares ("Exchangeable
Shares") to certain holders of Class B Non-Voting Preference Shares in exchange for such Class B Non-Voting Preference Shares;

        AND WHEREAS pursuant to the Merger Agreement and the Plan of
Arrangement and coincident with and as part of the issue of Exchangeable
Shares to certain holders of Class B Non-Voting Preference Shares, JDS
Uniphase and Exchangeco are to execute a voting and exchange trust agreement substantially in the form of this trust agreement;

        NOW THEREFORE in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1.
DEFINITIONS AND INTERPRETATION
1.1.    Definitions
        In this trust agreement, the following terms shall have the following meanings:

        "Affiliate" of any person means any other person directly or indirectly controlling, controlled by, or under control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the
possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

        "Arrangement" means the arrangement involving, among others, JDS and its shareholders contemplated by the Plan of Arrangement.

        "Automatic Exchange Rights" means the benefit of the obligation of
JDS Uniphase to effect the automatic exchange of JDS Uniphase
Common Shares for Exchangeable Shares pursuant to section 5.12.

        "Beneficiaries" means the registered holders from time to time of
Exchangeable Shares, other than JDS Uniphase and JDS Uniphase
Affiliates.

        "Beneficiary Votes" has the meaning ascribed thereto in
section 4.2.

        "Business Day" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario, other than a
Saturday, a Sunday or a day observed as a holiday in Toronto,
Ontario under the laws of the province of Ontario or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

        "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign
Currency Amount") at any date, the product obtained by multiplying
(a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors of JDS Uniphase to be
appropriate for such purpose.

        "Current Market Price" means, in respect of a JDS Uniphase Common
Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of JDS Uniphase Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on NASDAQ, or, if the JDS Uniphase
Common Shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the JDS Uniphase
Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors of JDS Uniphase for such
purpose; provided however, that if in the opinion of the Board of
Directors of JDS Uniphase the public distribution or trading activity of JDS Uniphase Common Shares during such period does not create a market which reflects the fair market value of a JDS
Uniphase Common Share, then the Current Market Price of a JDS
Uniphase Common Share shall be determined by the Board of Directors of JDS Uniphase, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors of JDS Uniphase shall be conclusive and binding.

"Exchange Right" has the meaning ascribed thereto in section 5.1.

"Exchangeable Shares" means the non-voting exchangeable shares in the capital of Exchangeco.

"Indemnified Parties" has the meaning ascribed thereto in section
9.1.

"Insolvency Event" means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and
the Bankruptcy and Insolvency Act (Canada), and the failure by
Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts
generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any
Retracted Shares pursuant to section 6.6 of the Share Provisions.

"JDS Uniphase Affiliates" means Affiliates of JDS Uniphase.

"JDS Uniphase Common Share" means a share of common stock, par value U.S. $0.001, in the capital of Uniphase.

"JDS Uniphase Consent" has the meaning ascribed thereto in section 4.2.

"JDS Uniphase Meeting" has the meaning ascribed thereto in section 4.2.

"JDS Uniphase Nova Scotia"  means JDS Uniphase Nova Scotia Company, an unlimited company existing under the laws of Nova Scotia, and being a wholly-owned subsidiary of JDS Uniphase.

"JDS Uniphase Special Voting Share" means the one share of special voting stock of JDS Uniphase, par value U.S.$0.001, which entitles the holder of record of such share to a number of votes at meetings of holders of JDS Uniphase Common Shares equal to the number of
Exchangeable Shares outstanding from time to time (other than
Exchangeable Shares held by JDS Uniphase and JDS Uniphase
Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein.

"JDS Uniphase Successor" has the meaning ascribed thereto in section 11.1(a).

"Liquidation Call Right" has the meaning ascribed thereto in the
Plan of Arrangement.

"Liquidation Event" has the meaning ascribed thereto in
section 5.12(b).

"Liquidation Event Effective Date" has the meaning ascribed thereto in section 5.12(c).

"List" has the meaning ascribed thereto in section 4.6.

"Officer's Certificate" means, with respect to JDS Uniphase or
Exchangeco, as the case may be, a certificate signed by any one director or officer of JDS Uniphase or Exchangeco, as the case may
be.

"person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

"Plan of Arrangement" means the plan of arrangement providing for the Arrangement.

"Redemption Call Right" has the meaning ascribed thereto in the
Plan of Arrangement.

"Retracted Shares" has the meaning ascribed thereto in section 5.7.

"Retraction Call Right" has the meaning ascribed thereto in the
Share Provisions.

"Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

"Support Agreement" means that certain support agreement made as of even date herewith between Exchangeco, Uniphase Nova Scotia and JDS
Uniphase.

"Trust" means the trust created by this trust agreement.

"Trust Estate" means the JDS Uniphase Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights
and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

"Trustee" means CIBC Mellon Trust Company and, subject to the provisions of Article 10, includes any successor trustee.

"Voting Rights" means the voting rights attached to the JDS
Uniphase Special Voting Share.

1.2.    Interpretation Not Affected by Headings, etc.
        The division of this trust agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this trust agreement. Unless otherwise indicated, all references to an
"Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this trust agreement. The terms "this trust agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this trust agreement and not to any particular
Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3.    Number, Gender, etc.
        Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4.    Date for any Action
        If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                               ARTICLE 2.
                          PURPOSE OF AGREEMENT

2.1.    Establishment of Trust
        The purpose of this trust agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the JDS Uniphase Special Voting Share in order to enable the Trustee to execute the Voting Rights and will hold the Exchange Right and the
Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this trust agreement.

                               ARTICLE 3.
                     JDS UNIPHASE SPECIAL VOTING SHARE

3.1.    Issue and Ownership of the JDS Uniphase Special Voting Share
        JDS Uniphase hereby issues to and deposits with the Trustee, the
JDS Uniphase Special Voting Share to be hereafter held of record by the
Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this trust agreement.  JDS Uniphase hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the JDS
Uniphase Special Voting Share by JDS Uniphase to the Trustee. During the
term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the JDS Uniphase Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the
JDS Uniphase Special Voting Share provided that the Trustee shall:

(a) hold the JDS Uniphase Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

(b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or
    otherwise deal in or with the JDS Uniphase Special Voting
    Share and the JDS Uniphase Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

3.2.    Legended Share Certificates

        Exchangeco will cause each certificate representing Exchangeable
Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting
Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3.    Safe Keeping of Certificate
        The certificate representing the JDS Uniphase Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

                                ARTICLE 4.
                        EXERCISE OF VOTING RIGHTS

4.1.    Voting Rights
        The Trustee, as the holder of record of the JDS Uniphase Special
Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the JDS Uniphase Special Voting
Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of JDS Uniphase at a JDS
Uniphase Meeting or in connection with a JDS Uniphase Consent. The Voting
Rights shall be and remain vested in and exercised by the Trustee.
Subject to section 7.15:

(a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4
    from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the JDS Uniphase Meeting is held or a JDS Uniphase Consent is sought; and

(b) to the extent that no instructions are received from a
    Beneficiary with respect to the Voting Rights to which such
    Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2.    Number of Votes
        With respect to all meetings of shareholders of JDS Uniphase at which holders of JDS Uniphase Common Shares are entitled to vote (each, a
"JDS Uniphase Meeting") and with respect to all written consents sought by JDS Uniphase from its shareholders including the holders of JDS
Uniphase Common Shares (each, a "JDS Uniphase Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by JDS Uniphase or by applicable law for such JDS Uniphase Meeting or JDS Uniphase
Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such JDS
Uniphase Meeting or in connection with such JDS Uniphase Consent.

4.3.    Mailings to Shareholders
        With respect to each JDS Uniphase Meeting and JDS Uniphase Consent, the Trustee shall use its reasonable efforts to mail or cause to be mailed (or otherwise communicate in the same manner as JDS Uniphase utilizes in communications to holders of JDS Uniphase Common Shares, subject to the Trustee being advised in writing of that method and its ability to provide that method of communication) to each of the
Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by JDS Uniphase to its shareholders:

(a) a copy of such notice, together with any related materials to be provided to shareholders of JDS Uniphase;

(b) a statement that such Beneficiary is entitled to instruct the
    Trustee as to the exercise of the Beneficiary Votes with
    respect to such JDS Uniphase Meeting or JDS Uniphase Consent or, pursuant to section 4.7, to attend such JDS Uniphase
    Meeting and to exercise personally the Beneficiary Votes
    thereat;

(c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:
    (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or
    (ii) a proxy to a designated agent or other representative of the management of JDS Uniphase to exercise such
         Beneficiary Votes;

(d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such
    Beneficiary is entitled will not be exercised;

(e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a JDS Uniphase Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or
    amending such instructions.

The materials referred to above are to be provided to the Trustee by JDS
Uniphase.

        For the purpose of determining Beneficiary Votes to which a
Beneficiary is entitled in respect of any JDS Uniphase Meeting or JDS
Uniphase Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by JDS Uniphase or by applicable law for purposes of determining shareholders entitled to vote at such JDS Uniphase
Meeting.  JDS Uniphase will notify the Trustee of any decision of the
Board of Directors of JDS Uniphase with respect to the calling of any JDS
Uniphase Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4.    Copies of Shareholder Information
        JDS Uniphase will deliver to the Trustee copies of all proxy materials (including notices of JDS Uniphase Meetings, but excluding proxies to vote JDS Uniphase Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of JDS Uniphase Common Shares in sufficient quantities and in sufficient time so as to enable the
Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of JDS Uniphase Common Shares.
The Trustee will mail or otherwise send to each Beneficiary, at the expense of JDS Uniphase, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by JDS Uniphase) received by the Trustee from JDS Uniphase contemporaneously with the sending of such materials to holders of JDS Uniphase Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in the City of Toronto all proxy materials, information statements, reports and other written communications that are:
(a) received by the Trustee as the registered holder of the JDS
Uniphase Special Voting Share and made available by JDS
Uniphase generally to the holders of JDS Uniphase Common
Shares; or

(b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by JDS Uniphase.

4.5.    Other Materials
        As soon as reasonably practicable after receipt by JDS Uniphase or shareholders of JDS Uniphase (if such receipt is known by JDS Uniphase)
of any material sent or given by or on behalf of a third party to holders of JDS Uniphase Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), JDS Uniphase shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party)
to each Beneficiary as soon as possible thereafter.  As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of JDS Uniphase, copies of all such materials received by the Trustee from JDS Uniphase.
The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in the City of Toronto copies of all such materials.

4.6.    List of Persons Entitled to Vote
        Exchangeco shall, (a) prior to each annual, general and special JDS
Uniphase Meeting or the seeking of any JDS Uniphase Consent and
(b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such
Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a JDS Uniphase Meeting or a JDS Uniphase Consent, at the
close of business on the record date established by JDS Uniphase or pursuant to applicable law for determining the holders of JDS Uniphase
Common Shares entitled to receive notice of and/or to vote at such JDS
Uniphase Meeting or to give consent in connection with such JDS Uniphase
Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to enable the Trustee to perform its obligations under this trust agreement. JDS Uniphase agrees to give Exchangeco written notice (with a copy to the Trustee) of the calling of any JDS Uniphase
Meeting or the seeking of any JDS Uniphase Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this section 4.6.

4.7.    Entitlement to Direct Votes
        Any Beneficiary named in a List prepared in connection with any JDS
Uniphase Meeting or JDS Uniphase Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8.    Voting by Trustee, and Attendance of Trustee Representative at
Meeting

(a) In connection with each JDS Uniphase Meeting and JDS Uniphase
    Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a
    Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the
    instructions); provided, however, that such written
    instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

(b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for
    Voting Rights to attend each JDS Uniphase Meeting. Upon
    submission by a Beneficiary (or its designee) of
    identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a
    proxy to exercise personally the Beneficiary Votes as to
    which such Beneficiary is otherwise entitled hereunder to
    direct the vote, if such Beneficiary either (i) has not
    previously given the Trustee instructions pursuant to
    section 4.3 in respect of such meeting or (ii) submits to
    such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising
    such Beneficiary Votes shall have the same rights as the
    Trustee to speak at the meeting in favour of any matter,
    question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9.    Distribution of Written Materials
        Any written materials distributed by the Trustee pursuant to this trust agreement shall be sent by mail (or otherwise communicated in the same manner as JDS Uniphase utilizes in communications to holders of JDS
Uniphase Common Shares subject to the Trustee being advised in writing of that method of communication and its ability to provide that method of communication) to each Beneficiary at its address as shown on the books of Exchangeco.  Exchangeco shall provide or cause to be provided to the
Trustee for this purpose, on a timely basis and without charge or other expense:

(a) a current List; and

(b) upon the request of the Trustee, mailing labels to enable the
Trustee to carry out its duties under this trust agreement.

4.10.   Termination of Voting Rights
        All of the rights of a Beneficiary with respect to the Beneficiary
Votes exercisable in respect of the Exchangeable Shares held by such
Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to JDS Uniphase or JDS Uniphase Nova
Scotia, as the case may be, and such Beneficiary Votes and the Voting
Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such
Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of
Exchangeable Shares for JDS Uniphase Common Shares, as specified in
Article 5 (unless, in either case, JDS Uniphase shall not have delivered the requisite JDS Uniphase Common Shares issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of
Exchangeable Shares pursuant to Article 6 or 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by JDS Uniphase
Nova Scotia pursuant to the exercise by JDS Uniphase Nova Scotia of the
Retraction Call Right, the Redemption Call Right or the Liquidation Call
Right.

                               ARTICLE 5.
                    EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1.    Grant and Ownership of the Exchange Right
        JDS Uniphase hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right
(the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require JDS Uniphase to purchase from each or any
Beneficiary all or any part of the Exchangeable Shares held by the
Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this trust agreement.  JDS Uniphase hereby acknowledges receipt from the Trustee as trustee for and on behalf of the
Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange
Rights by JDS Uniphase to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange
Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange
Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a) hold the Exchange Right and the Automatic Exchange Rights and
    the legal title thereto as trustee solely for the use and
    benefit of the Beneficiaries in accordance with the
    provisions of this trust agreement; and

(b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is
    created pursuant to this trust agreement.

5.2.    Legended Share Certificates
        Exchangeco will cause each certificate representing Exchangeable
Shares to bear an appropriate legend notifying the Beneficiaries of:

(a) their right to instruct the Trustee with respect to the
    exercise of the Exchange Right in respect of the Exchangeable
    Shares held by a Beneficiary; and

(b) the Automatic Exchange Rights.

5.3.    General Exercise of Exchange Right
        The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15, the Trustee shall exercise the
Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4.    Purchase Price
        The total purchase price payable by JDS Uniphase for each
Exchangeable Share to be purchased by JDS Uniphase under the Exchange
Right shall be an amount per share equal to (a) the Current Market Price of a JDS Uniphase Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the
Exchange Right, which shall be satisfied in full by JDS Uniphase causing to be sent to such holder one JDS Uniphase Common Share, plus (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such
Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale.  In connection with each exercise of the Exchange Right, JDS Uniphase shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.  The total purchase price for each such Exchangeable Share so purchased may be satisfied only by JDS
Uniphase issuing and delivering or causing to be delivered to the
Trustee, on behalf of the relevant Beneficiary, one JDS Uniphase Common
Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.13).

5.5.    Exercise Instructions
        Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an
Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco.  To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by mail, at its principal office in
Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires JDS Uniphase to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada
Business Corporations Act and the by-laws of Exchangeco and such additional documents and instruments as the Trustee, JDS Uniphase or
Exchangeco may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the
Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require JDS Uniphase to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by JDS
Uniphase free and clear of all liens, claims, security interests, adverse claims and encumbrances, (iii) the names in which the certificates representing JDS Uniphase Common Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to the Trustee,
Exchangeco and JDS Uniphase of payment) of the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by JDS Uniphase under the
Exchange Right, a new certificate for the balance of such Exchangeable
Shares shall be issued to the holder at the expense of Exchangeco.

5.6.    Delivery of JDS Uniphase Common Shares; Effect of Exercise
        Promptly after receipt of the certificates representing the
Exchangeable Shares which the Beneficiary desires JDS Uniphase to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to JDS Uniphase, the Trustee shall notify JDS Uniphase and
Exchangeco of its receipt of the same, which notice to JDS Uniphase and
Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and JDS Uniphase shall promptly thereafter deliver or cause to be delivered to the
Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary)
the number of JDS Uniphase Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to
section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco and JDS
Uniphase of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. Immediately upon the giving of notice by the Trustee to JDS Uniphase and Exchangeco of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to JDS Uniphase all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor (together with a cheque for the balance, if any, of the total purchase price therefor without interest), unless the requisite number of JDS Uniphase
Common Shares is not allotted, issued and delivered by JDS Uniphase to the Trustee within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such JDS Uniphase Common Shares are so allotted, issued and delivered by JDS Uniphase and any such cheque is delivered and paid. Upon delivery by JDS Uniphase to the Trustee of such JDS Uniphase
Common Shares, the Trustee shall deliver such JDS Uniphase Common Shares to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the JDS
Uniphase Common Shares delivered to it pursuant to the Exchange Right.

5.7.    Exercise of Exchange Right Subsequent to Retraction
        In the event that a Beneficiary has exercised its right under
Article 6 of the Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted
Shares") and is notified by Exchangeco pursuant to section 6.6 of the
Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted
Shares, and provided that JDS Uniphase Nova Scotia shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to section 6.1 of the Share
Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the
Trustee to exercise the Exchange Right with respect to those Retracted
Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary to immediately notify the Trustee of such prohibition against Exchangeco redeeming all of the Retracted Shares and to promptly forward or cause to be forwarded to the Trustee all relevant materials delivered by the
Beneficiary to Exchangeco or to the transfer agent of the Exchangeable
Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted
Shares that Exchangeco is not permitted to redeem and will require JDS
Uniphase to purchase such shares in accordance with the provisions of this Article 5.

5.8.    Stamp or Other Transfer Taxes
        Upon any sale of Exchangeable Shares to JDS Uniphase pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing JDS Uniphase Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the
Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the
Exchangeable Shares so sold; provided, however, that such Beneficiary
(a) shall pay (and none of JDS Uniphase, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or
(b) shall have evidenced to the satisfaction of the Trustee, JDS Uniphase and Exchangeco that such taxes, if any, have been paid.

5.9.    Notice of Insolvency Event
        As soon as practicable following the occurrence of an Insolvency
Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and JDS Uniphase shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Exchangeco or JDS Uniphase of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of JDS Uniphase, a notice of such Insolvency Event in the form provided by JDS Uniphase, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10.   Qualification of JDS Uniphase Common Shares
        JDS Uniphase covenants that if any JDS Uniphase Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic
Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by JDS Uniphase to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of JDS Uniphase for purposes of Canadian provincial securities law or an "affiliate" of JDS Uniphase for purposes of United States federal or state securities law), JDS Uniphase will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such JDS Uniphase Common Shares to be and remain duly registered, qualified or approved.  JDS Uniphase will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all JDS Uniphase Common
Shares to be delivered pursuant to the Exchange Right or the Automatic
Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding JDS Uniphase Common
Shares have been listed by JDS Uniphase and remain listed and are quoted or posted for trading at such time.

5.11.   JDS Uniphase Common Shares
        JDS Uniphase hereby represents, warrants and covenants that the JDS
Uniphase Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12.   Automatic Exchange on Liquidation of JDS Uniphase
(a) JDS Uniphase will give the Trustee written notice of each of the following events at the time set forth below:
    (i) in the event of any determination by the Board of
        Directors of JDS Uniphase to institute voluntary
        liquidation, dissolution or winding-up proceedings with
        respect to JDS Uniphase or to effect any other
        distribution of assets of JDS Uniphase among its
        shareholders for the purpose of winding up its affairs,
        at least 60 days prior to the proposed effective date
        of such liquidation, dissolution, winding-up or other
        distribution; and
    (ii) as soon as practicable following the earlier of
        (A) receipt by JDS Uniphase of notice of, and (B) JDS
        Uniphase otherwise becoming aware of, any threatened or
        instituted claim, suit, petition or other proceedings
        with respect to the involuntary liquidation,
        dissolution or winding-up of JDS Uniphase or to effect
        any other distribution of assets of JDS Uniphase among
        its shareholders for the purpose of winding up its
        affairs, in each case where JDS Uniphase has failed to
        contest in good faith any such proceeding commenced in
        respect of JDS Uniphase within 30 days of becoming
        aware thereof.

(b) As soon as practicable following receipt by the Trustee from
    JDS Uniphase of notice of any event (a "Liquidation Event")
    contemplated by section 5.12(a)(i) or 5.12(a)(ii) above, the
    Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided by JDS Uniphase to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for JDS Uniphase Common Shares
    provided for in section 5.12(c).

(c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of JDS Uniphase Common
    Shares in the distribution of assets of JDS Uniphase in
    connection with a Liquidation Event, on the fifth Business
    Day prior to the effective date (the "Liquidation Event
    Effective Date") of a Liquidation Event all of the then
    outstanding Exchangeable Shares shall be automatically
    exchanged for JDS Uniphase Common Shares. To effect such
    automatic exchange, JDS Uniphase shall purchase on the fifth
    Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by
    Beneficiaries, and each Beneficiary shall sell the
    Exchangeable Shares held by it at such time, for a total
    purchase price per share equal to (a) the Current Market
    Price of a JDS Uniphase Common Share on the fifth Business
    Day prior to the Liquidation Event Effective Date, which
    shall be satisfied in full by JDS Uniphase issuing to the
    Beneficiary one JDS Uniphase Common Share, and (b) to the
    extent not paid by Exchangeco, an additional amount
    equivalent to the full amount of all declared and unpaid
    dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date
    of the exchange.   In connection with such automatic
    exchange, JDS Uniphase shall provide to the Trustee an
    Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

(d) On the fifth Business Day prior to the Liquidation Event
    Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of
    Exchangeable Shares for JDS Uniphase Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to JDS Uniphase all of the Beneficiary's right, title and interest in and to such Beneficiary's
    Exchangeable Shares and the related interest in the Trust
    Estate and shall cease to be a holder of such Exchangeable
    Shares and JDS Uniphase shall issue to the Beneficiary the
    JDS Uniphase Common Shares issuable upon the automatic
    exchange of Exchangeable Shares for JDS Uniphase Common
    Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such
    Exchangeable Shares without interest but less any amounts
    withheld pursuant to section 5.13. Concurrently with such
    Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all
    purposes to be the holder of the JDS Uniphase Common Shares issued pursuant to the automatic exchange of Exchangeable
    Shares for JDS Uniphase Common Shares and the certificates held by the Beneficiary previously representing the
    Exchangeable Shares exchanged by the Beneficiary with JDS
    Uniphase pursuant to such automatic exchange shall thereafter be deemed to represent JDS Uniphase Common Shares issued to the Beneficiary by JDS Uniphase pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent JDS Uniphase Common Shares, duly endorsed in
    blank and accompanied by such instruments of transfer as JDS
    Uniphase may reasonably require, JDS Uniphase shall deliver or cause to be delivered to the Beneficiary certificates
    representing JDS Uniphase Common Shares of which the
    Beneficiary is the holder.

5.13.   Withholding Rights
        JDS Uniphase, Exchangeco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this trust agreement to any holder of Exchangeable Shares or JDS Uniphase
Common Shares such amounts as JDS Uniphase, Exchangeco or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue
Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amounts so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, JDS Uniphase, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to JDS
Uniphase, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirements and JDS Uniphase,
Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.  JDS
Uniphase represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this trust agreement, to deduct or withhold from any dividend paid to holders of
Exchangeable Shares any amounts under the United States Internal Revenue
Code of 1986.

                               ARTICLE 6.
          RESTRICTIONS ON ISSUE OF JDS UNIPHASE SPECIAL VOTING STOCK
6.1.    Issue of Additional Shares
        During the term of this trust agreement, JDS Uniphase will not, without the consent of the holders at the relevant time of Exchangeable
Shares, given in accordance with section 10.2 of the Share Provisions, issue any shares of its special voting stock in addition to the JDS
Uniphase Special Voting Share.

                               ARTICLE 7.
                        CONCERNING THE TRUSTEE
7.1.    Powers and Duties of the Trustee

        The rights, powers, duties and authorities of the Trustee under this trust agreement, in its capacity as Trustee of the Trust, shall include:
(a) receipt and deposit of the JDS Uniphase Special Voting Share from JDS Uniphase as Trustee for and on behalf of the
    Beneficiaries in accordance with the provisions of this trust agreement;

(b) granting proxies and distributing materials to Beneficiaries as provided in this trust agreement;

(c) voting the Beneficiary Votes in accordance with the
    provisions of this trust agreement;

(d) receiving the grant of the Exchange Right and the Automatic
    Exchange Rights from JDS Uniphase as Trustee for and on
    behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

(e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance
    with the provisions of this trust agreement, and in
    connection therewith receiving from Beneficiaries
    Exchangeable Shares and other requisite documents and
    distributing to such Beneficiaries JDS Uniphase Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the
    Automatic Exchange Rights, as the case may be;

(f) holding title to the Trust Estate;

(g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

(h) taking action at the direction of a Beneficiary or
    Beneficiaries to enforce the obligations of JDS Uniphase and
    Exchangeco under this trust agreement; and

(i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

        In the exercise of such rights, powers, duties and authorities the
Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the
Trustee shall be final, conclusive and binding upon all persons.

        The Trustee in exercising its rights, powers, duties and
authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

7.2.    No Conflict of Interest
        The Trustee represents to JDS Uniphase and Exchangeco that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as Trustee hereunder.

7.3.    Dealings with Transfer Agents, Registrars, etc.
        JDS Uniphase and Exchangeco irrevocably authorize the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and
    JDS Uniphase Common Shares; and

(b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably
    require for the discharge of its duties and responsibilities under this trust agreement and (ii) from the transfer agent of JDS Uniphase Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and
    pursuant to the Automatic Exchange Rights in the manner
    specified in Article 5 hereof.

        JDS Uniphase and Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests.  JDS
Uniphase covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights in each case pursuant to Article 5 hereof.

7.4.    Books and Records
        The Trustee shall keep available for inspection by JDS Uniphase and
Exchangeco at the Trustee's principal office in Toronto, Ontario correct and complete books and records of account relating to the Trust created by this trust agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange
Rights. On or before September 30, 2000 and on or before September 30 in every year thereafter, so long as the JDS Uniphase Special Voting Share is on deposit with the Trustee, the Trustee shall transmit to JDS
Uniphase and Exchangeco a brief report, dated as of the preceding June
30, with respect to:

(a) the property and funds comprising the Trust Estate as of that date;

(b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the
    Trustee on behalf of Beneficiaries in consideration of the issuance by JDS Uniphase of JDS Uniphase Common Shares in
    connection with the Exchange Right, during the fiscal year ended on such June 30; and

(c) any action taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.

7.5.    Income Tax Returns and Reports
        The Trustee shall, to the extent necessary, prepare and file or cause to be prepared and filed on behalf of the Trust appropriate United
States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and in connection therewith may obtain the advice of and assistance from such experts as the Trustee may reasonably consider necessary or advisable.  If requested by the Trustee,
JDS Uniphase shall retain such experts for providing such advice or assistance to the Trustee.

7.6.    Indemnification Prior to Certain Actions by Trustee
        The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the
Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the JDS Uniphase Special Voting Share pursuant to Article 4, subject to section 7.15, and with respect to the
Exchange Right pursuant to Article 5, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to section 7.15.

        None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

7.7.    Action of Beneficiaries
        No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funds, security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights,
except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the
Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8.    Reliance Upon Declarations
        The Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, mailing labels, reports or other papers or documents  furnished pursuant to the provisions hereof or required by the
Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, mailing labels, reports or other papers or documents comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this trust agreement.

7.9.    Evidence and Authority to Trustee
        JDS Uniphase and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by JDS Uniphase and/or Exchangeco or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of JDS Uniphase and/or Exchangeco promptly if and when:

(a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

(b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives JDS
    Uniphase and/or Exchangeco written notice requiring it to
    furnish such evidence in relation to any particular action or obligation specified in such notice.

        Such evidence shall consist of an Officer's Certificate of JDS
Uniphase and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

        Whenever such evidence relates to a matter other than the Voting
Rights or the Exchange Right or the Automatic Exchange Rights or the
taking of any other action to be taken by the Trustee at the request or on the application of JDS Uniphase and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of JDS Uniphase and/or Exchangeco it shall be in the form of an Officer's
Certificate or a statutory declaration.

        Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

(a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question;

(b) describing the nature and scope of the examination or
    investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the
    statements or give the opinions contained or expressed
    therein.

7.10.   Experts, Advisers and Agents
        The Trustee may:

(a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any
    solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by JDS Uniphase and/or Exchangeco or otherwise, and may
    retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable
    compensation for all such legal and other advice or
    assistance as aforesaid; and

(b) retain or employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11.   Investment of Moneys Held by Trustee
        Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the
Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of
Exchangeco.  Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Exchangeco, in the deposit department of the Trustee or any other chartered bank, loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12.   Trustee Not Required to Give Security
        The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

7.13.   Trustee Not Bound to Act on Request
        Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of JDS Uniphase and/or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the
Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14.   Authority to Carry on Business
        The Trustee represents to JDS Uniphase and Exchangeco that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in each of the
Provinces of Canada but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting
Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the
Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

7.15.   Conflicting Claims
        If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange
Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a) the rights of all adverse claimants with respect to the
    Voting Rights, Exchange Right or Automatic Exchange Rights
    subject to such conflicting claims or demands have been
    adjudicated by a final judgment of a court of competent
    jurisdiction  and all rights of appeal have expired; or

(b) all differences with respect to the Voting Rights, Exchange
    Right or Automatic Exchange Rights subject to such
    conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse
    claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

        If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16.   Acceptance of Trust
        The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                               ARTICLE 8.
                             COMPENSATION
8.1.    Fees and Expenses of the Trustee
        JDS Uniphase and Exchangeco jointly and severally agree to pay the
Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes other than taxes based on the net income of the Trustee, compensation paid to experts and advisers, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this trust agreement; provided that JDS
Uniphase and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the
Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

                               ARTICLE 9.
                INDEMNIFICATION AND LIMITATION OF LIABILITY
9.1.    Indemnification of the Trustee
        JDS Uniphase and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instruction (to be confirmed in writing) delivered to the
Trustee by JDS Uniphase or Exchangeco pursuant hereto.

        In no case shall JDS Uniphase or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless JDS
Uniphase and Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified
Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, JDS Uniphase and
Exchangeco shall be entitled to participate at their own expense in the defence and, if JDS Uniphase and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by JDS Uniphase or Exchangeco, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and JDS Uniphase or Exchangeco and the Trustee shall have been advised by counsel acceptable to JDS Uniphase or Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to JDS Uniphase or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case JDS Uniphase and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).  This indemnity shall survive the resignation or removal of the Trustee and the termination of the Trust.

9.2.    Limitation of Liability
        The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                               ARTICLE 10.
                          CHANGE OF TRUSTEE

10.1.   Resignation
        The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to JDS Uniphase and
Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date, unless JDS Uniphase and Exchangeco otherwise agree, and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, JDS Uniphase and Exchangeco shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.  Failing appointment of a successor trustee by JDS
Uniphase and Exchangeco, a successor trustee may be appointed by an order of the Ontario Superior Court of Justice upon application of one or more parties hereto.  Should the retiring trustee apply for the appointment of a successor trustee by an order of the Ontario Superior of Justice it shall be at the joint and several expense of JDS Uniphase and Exchangeco.

10.2.   Removal
        The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than
30 days' prior notice by written instrument executed by JDS Uniphase and
Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3.   Successor Trustee
        Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to JDS Uniphase and
Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with the like effect as if originally named as trustee in this trust agreement. However, on the written request of JDS Uniphase and
Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, JDS
Uniphase, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4.   Notice of Successor Trustee
        Upon acceptance of appointment by a successor trustee as provided herein, JDS Uniphase and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If JDS Uniphase or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of JDS Uniphase and Exchangeco.

                                   ARTICLE 11.
                            JDS UNIPHASE SUCCESSORS

11.1.   Certain Requirements in Respect of Combination, etc.
        JDS Uniphase shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a) such other person or continuing corporation (herein called the "JDS Uniphase Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or
    contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other
    instruments (if any) as are satisfactory to the Trustee,
    acting reasonably, and in the opinion of legal counsel to the
    Trustee are reasonably necessary or advisable to evidence the assumption by the JDS Uniphase Successor of liability for all moneys payable and property deliverable hereunder and the
    covenant of such JDS Uniphase Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of JDS Uniphase under this trust agreement; and

(b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the
    Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2.   Vesting of Powers in Successor
        Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee and, if required by section 11.1, JDS Uniphase
Successor and Exchangeco shall execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon JDS Uniphase Successor shall possess and from time to time may exercise each and every right and power of JDS Uniphase under this trust agreement in the name of JDS
Uniphase or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Board of
Directors of JDS Uniphase or any officers of JDS Uniphase may be done and performed with like force and effect by the directors or officers of such
JDS Uniphase Successor.

11.3.   Wholly-Owned Subsidiaries
        Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of JDS Uniphase with or into JDS Uniphase or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of JDS Uniphase provided that all of the assets of such subsidiary are transferred to JDS Uniphase or another wholly-owned direct or indirect subsidiary of JDS Uniphase and any such transactions are expressly permitted by this Article 11.

                                  ARTICLE 12.
                    AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1.   Amendments, Modifications, etc.
        This trust agreement may not be amended or modified except by an agreement in writing executed by JDS Uniphase, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with section 10.2 of the
Share Provisions.

12.2.   Ministerial Amendments
        Notwithstanding the provisions of section 12.1, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this trust agreement for the purposes of:

(a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the
    Board of Directors of each of Exchangeco and JDS Uniphase
    shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the
    Beneficiaries;

(b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the good faith
    opinion of the Board of Directors of each of JDS Uniphase and
    Exchangeco and in the opinion of counsel to the Trustee,
    having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such Boards of
    Directors shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the
    Beneficiaries; or

(c) making such changes or corrections which, on the advice of counsel to JDS Uniphase, Exchangeco and the Trustee, are
    required for the purpose of curing or correcting any
    ambiguity or defect or inconsistent provision or clerical
    omission or mistake or manifest error, provided that the
    Board of Directors of each of JDS Uniphase and Exchangeco
    shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the
    Beneficiaries.

12.3.   Meeting to Consider Amendments
        Exchangeco, at the request of JDS Uniphase, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-
laws of Exchangeco, the Share Provisions and all applicable laws.

12.4.   Changes in Capital of JDS Uniphase and Exchangeco
        At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either JDS Uniphase Common Shares or the Exchangeable
Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which JDS Uniphase Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5.   Execution of Supplemental Trust Agreements
        No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Exchangeco (when authorized by a resolution of its Board of
Directors), JDS Uniphase (when authorized by a resolution of its Board of
Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) evidencing the succession of JDS Uniphase Successors and the covenants of and obligations assumed by each such JDS
    Uniphase Successor in accordance with the provisions of
    Article 11 and the successors of any successor trustee in
    accordance with the provisions of Article 10;

(b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights, the
    Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee relying on the advice of counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to JDS Uniphase,
    Exchangeco, the Trustee or this trust agreement; and

(c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation, to
    make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the
    opinion of the Trustee relying on the advice of counsel, the rights of the Trustee and Beneficiaries will not be
    prejudiced thereby.

                                ARTICLE 13.
                                TERMINATION

13.1.   Term
        The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

(a) no outstanding Exchangeable Shares are held by a Beneficiary
    (other than JDS Uniphase and its Affiliates);

(b) each of JDS Uniphase and Exchangeco elects in writing to terminate the Trust and such termination is approved by the
    Beneficiaries in accordance with section 10.2 of the Share
    Provisions; and

(c) 21 years from the date of this trust agreement.

13.2.   Survival of Agreement
        This trust agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this trust agreement.

                                 ARTICLE 14.
                                  GENERAL

14.1.   Severability
        If any term or other provision of this trust agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this trust agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this trust agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.2.   Enurement
        This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.3.   Notices to Parties
        All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

        (a)     if to Exchangeco:

                        JDS Uniphase Canada Ltd.
                        c/o JDS Uniphase Corporation
                        163 Baypointe Parkway
                        San Jose, CA
                        U.S.A. 95134

                        Attention:      Senior Vice President, Business
                                        Development
                        Telecopier No.:  (408) 954-0540

        (b)     if to JDS Uniphase:
                        JDS Uniphase Corporation
                        c/o JDS Uniphase Corporation
                        163 Baypointe Parkway
                        San Jose, CA
                        U.S.A. 95134

                        Attention:      Senior Vice President, Business
                                        Development
                        Telecopier No.:  (408) 954-0540

        (c)     if to the Trustee:
                        CIBC Mellon Trust Company
                        320 Bay Street
                        P.O. Box 1
                        Toronto, Ontario
                        M5H 4A6

                        Attention:      AVP, Client Services
                        Telecopier No.:  (416) 643-5570

    Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4.   Notice to Beneficiaries
        Any and all notices to be given and any documents to be sent to any
Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.5.   Counterparts
        This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6.   Jurisdiction
        This trust agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.7.   Attornment
        JDS Uniphase agrees that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of
Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the court of any other jurisdiction and hereby appoints Exchangeco at its registered office in the Province of Ontario as JDS Uniphase's attorney for service of process.

        IN WITNESS WHEREOF the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                                        JDS UNIPHASE CANADA LTD.

                                        By:
                                        Name:
                                        Title:

                                        JDS UNIPHASE CORPORATION

                                        By:
                                        Name:
                                        Title:

                                        CIBC MELLON TRUST COMPANY

                                        By:
                                        Name:
                                        Title:

                                        By:
                                        Name:
                                        Title: